EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 13, 2006, relating to the consolidated financial statements of bebe stores, inc. and subsidiaries and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of bebe stores, inc. for the fiscal year ended July 1, 2006.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

February 7, 2006